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                                                                    EXHIBIT 21.1

                          JOHN Q. HAMMONS HOTELS, INC.

                               DIRECT SUBSIDIARIES

ENTITY NAME                                         JURISDICTION OF ORGANIZATION


John Q. Hammons Hotels, L.P. (John Q. Hammons                 Delaware
         Hotels, Inc. is the sole general partner with a 24.13% equity interest in the partnership)


                              INDIRECT SUBSIDIARIES


ENTITY NAME                                         JURISDICTION OF ORGANIZATION

John Q. Hammons Hotels Finance Corporation III            Missouri
John Q. Hammons Hotels Two, L.P.                          Delaware
J.Q.H., Inc.                                              Missouri
John Q. Hammons Food and Beverage Holding
  Company Inc.                                            Missouri
Forty-Four Catering Co., Inc.                             Missouri
Sandia Catering Co., Inc.                                 New Mexico
Greystone Catering Co., Inc.                              South Carolina
I-205 Catering Co., Inc.                                  Oregon
I-44 SGF Catering Co., Inc.                               Missouri
380 Catering Co., Inc.                                    Iowa
40 Catering Co., Inc.                                     North Carolina
29 Catering Co., Inc.                                     Missouri
River Catering Co., Inc.                                  Iowa
Atrium Catering Co., Inc.                                 North Carolina
Plaza Catering Co., Inc.                                  California
West Loop Catering Co., Inc.                              Wisconsin
River Atrium Catering Co., Inc.                           Iowa
I-35 Catering Co., Inc.                                   Iowa
Green Hills Catering Co., Inc.                            South Carolina
University Park Catering Co., Inc.                        Colorado
Denver I-70 East, Inc.                                    Colorado
Tucson Catering Co., Inc.                                 Arizona
Reno Catering Co., Inc.                                   Nevada
BG Catering Co., Inc.                                     Kentucky
Chateau Catering Co., Inc.                                Missouri
Raleigh Hotel Company                                     North Carolina
Charleston Catering Co., Inc.                             West Virginia
CLT-Renaissance Catering Co., Inc.                        North Carolina
Coral Springs Catering Co., Inc.                          Florida
Quad City Catering Co., Inc.                              Iowa
I-37, Inc.                                                Texas
Jeff Catering Co., Inc.                                   Missouri
Tiffany Suites Hotel, Inc.                                Missouri
Chenal Catering Co., Inc.                                 Arkansas
JQH Club Corp.                                            Texas
Tallapoosa Catering Co., Inc.                             Alabama
OKC-Myriad Gardens Catering Co., Inc.                     Oklahoma
Howard Street Catering Co., Inc.                          Nebraska
I-5 Catering Co., Inc.                                    Oregon
Sac-South Catering Co., Inc.                              California
Atrium Catering Co., Inc.                                 Arkansas
WGV Resort Catering Co., Inc.                             Florida
Tampa-USF Catering Co., Inc.                              Florida
Topeka/Manor Catering Co., Inc.                           Kansas
Tucson Marriott University Park Catering Co., Inc.        Arizona
R-2 Catering Co., Inc.                                    Ohio
Arkansas Plaza Catering Co., Inc.                         Arkansas
Springdale Catering Co. Inc.                              Arkansas